UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2025

RELAY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39385	47-3923475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 370-8837

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RLAY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2025, Relay Therapeutics, Inc. (the "Company") announced its financial results for the quarter ended September 30, 2025. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1, of this Current Report on Form 8-K is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2025, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the "Board") of the Company increased the number of members of the Board from seven to nine and appointed each of Lonnel Coats and Habib Dable as members of the Board, effective as of November 4, 2025. The Board determined that each of Mr. Coats and Mr. Dable is independent under the listing standards of Nasdaq and the Company’s corporate governance guidelines. Mr. Coats will serve as a Class I director with a term expiring at the annual meeting of stockholders to be held in 2027, and Mr. Dable will serve as a Class II director with a term expiring at the annual meeting of stockholders to be held in 2028. Mr. Coats was appointed to serve as a member of the Audit Committee of the Board as of November 4, 2025. Mr. Dable was appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board as of November 4, 2025.

As non-employee directors, each of Mr. Coats and Mr. Dable will receive cash compensation and equity awards for their Board service in accordance with the Company’s amended and restated non-employee director compensation policy. In connection with each of their appointments, Mr. Coats and Mr. Dable received an initial option to purchase up to 207,931 shares of the Company’s common stock, par value $0.001 per share, with an exercise price per share of $6.86, the closing price of the Common Stock on the Nasdaq Global Market on November 4, 2025, vesting in equal monthly installments over thirty six months.

Neither Mr. Coats nor Mr. Dable is party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between either Mr. Coats or Mr. Dable and any other persons pursuant to which Mr. Coats or Mr. Dable was selected as a director. In addition, each of Mr. Coats and Mr. Dable will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

Item 7.01. Regulation FD Disclosure.

On November 6, 2025, the Company issued a press release relating to the matters above, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Relay Therapeutics, Inc. on November 6, 2025
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Relay Therapeutics, Inc.

Date:	November 6, 2025	By:	/s/ Soo-Yeun Lim
Soo-Yeun Lim General Counsel